Exhibit 10.3

Option Number:

Optionee ID Number:

POWERWAVE TECHNOLOGIES, INC.

STOCK OPTION AGREEMENT

UNDER

2005 STOCK INCENTIVE PLAN

This Stock Option Agreement (the “Agreement”) is entered into as of                     ,         , by and between POWERWAVE TECHNOLOGIES, INC., a Delaware corporation (“Company”), and                                  (“Optionee”) pursuant to the Company’s 2005 Stock Incentive Plan (the “Plan”). Any capitalized term not defined herein shall have the meaning ascribed to it in the Plan.

1. Grant of Option. The Company hereby grants to Optionee an option (“Option”) to purchase all or any portion of a total of                                  (                    ) shares (“Shares”) of the Common Stock of the Company at a purchase price of                              ($                ) per share (“Exercise Price”), subject to the terms and conditions set forth herein and the provisions of the Plan. This Option is not intended to qualify as an “incentive stock option” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (“Code”).

2. Vesting of Option. The right to exercise this Option shall vest in installments, and this Option shall be exercisable from time to time in whole or in part as to any vested installment (“Vested Shares”).                  percent (        %) of the Shares shall become Vested Shares on the first anniversary of the date hereof and thereafter, the balance of the Shares shall become Vested Shares in a series of              (        ) successive equal monthly installments for each month of Continuous Service provided by the Optionee, such that 100% of the Shares shall become Vested Shares on the              (    th) anniversary of the date hereof.

No additional Shares shall vest after the date of termination of Optionee’s “Continuous Service” (as defined in Section 3 below), but this Option shall continue to be exercisable in accordance with Section 3 hereof with respect to that number of Shares that have vested as of the date of termination of Optionee’s Continuous Service.

3. Term of Option. Optionee’s right to exercise this Option shall terminate upon the first to occur of the following:

(a) the expiration of ten (10) years from the date of this Agreement;

(b) the expiration of ninety (90) days from the date of termination of Optionee’s Continuous Service if such termination occurs for any reason other than permanent disability or death; provided, however, that if Optionee dies during such ninety-day period the provisions of Section 3(d) below shall apply;

(c) the expiration of one hundred eighty (180) days from the date of termination of Optionee’s Continuous Service if such termination is due to permanent disability of the Optionee (as defined in Section 22(e)(3) of Code;

(d) the expiration of one hundred eighty (180) days from the date of termination of Optionee’s Continuous Service if such termination is due to Optionee’s death or if death occurs during the ninety (90) day period following termination of Optionee’s Continuous Service pursuant to Section 3(b) above, as the case may be;

(e) or upon the consummation of a Change in Control, unless otherwise provided pursuant to Section 9 below.

As used herein, the term “Continuous Service” means (i) employment by either the Company or any parent or subsidiary corporation of the Company, or by a corporation or a parent or subsidiary of a corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies, which is uninterrupted except for vacations, illness (except for permanent disability, as defined in Section 22(e)(3) of the Code), or leaves of absence which are approved in writing by the Company or any of such other employer corporations, if applicable, or (ii) service as a member of the Board of Directors of the Company until Optionee resigns, is removed from office, or Optionee’s term of office expires and he or she is not reelected. The Optionee’s Continuous Service shall not terminate merely because of a change in the capacity in which the Optionee renders service to the Company or a corporation or subsidiary corporation described in clause (i) above. For example, a change in the Optionee’s status from an employee to a Non-Employee Director will not constitute an interruption of the Optionee’s Continuous Service, provided there is no interruption in the Optionee’s performance of such services. Notwithstanding the foregoing, for any employee of a subsidiary of the Company located outside the United States, such employee’s Continuous Service shall be deemed terminated upon the commencement of such employee’s “garden leave period,” “notice period,” or other similar period where such employee is being compensated by such subsidiary but not actively providing service to such subsidiary.

4. Exercise of Option. On or after the vesting of any portion of this Option in accordance with Sections 2 or 9 hereof, and until termination of the right to exercise this Option in accordance with Section 3 above, the portion of this Option which has vested may be exercised in whole or in part by the Optionee (or, after his or her death, by the person designated in Section 5 below) upon delivery of the following to the Company at its principal executive offices:

(a) a written notice of exercise which identifies this Agreement and states the number of Shares then being purchased (but no fractional Shares may be purchased) unless the Company has established other procedures;

(b) a check or cash in the amount of the Exercise Price (or payment of the Exercise Price in such other form of lawful consideration as the Administrator may approve from time to time under the provisions of Section 5.3 of the Plan);

(c) a check or cash in the amount reasonably requested by the Company to satisfy the Company’s withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by the Optionee in connection with the exercise of this Option (unless the Company and Optionee shall have made other arrangements for deductions or withholding from Optionee’s wages, bonus or other compensation payable to Optionee, or by the withholding of Shares issuable upon exercise of this Option or the delivery of Shares owned by the Optionee in accordance with Section 14.5 of the Plan, provided such arrangements satisfy the requirements of applicable tax laws); and

(d) a letter, if requested by the Company, in such form and substance as the Company may require, setting forth the investment intent of the Optionee, or person designated in Section 5 below, as the case may be.

5. Death of Optionee; No Assignment. The rights of the Optionee under this Agreement may not be assigned or transferred except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by such Optionee. Any attempt to sell, pledge, assign, hypothecate, transfer or dispose of this Option in contravention of this Agreement or the Plan shall be void and shall have no effect. If the Optionee’s Continuous Service terminates as a result of his or her death, and provided Optionee’s rights hereunder shall have vested pursuant to Section 2 hereof, Optionee’s legal representative, his or her legatee, or the person who acquired the right to exercise this Option by reason of the death of the Optionee (individually, a “Successor”) shall succeed to the Optionee’s rights and obligations under this Agreement. After the death of the Optionee, only a Successor may exercise this Option.

6. Representations and Warranties of Optionee. Optionee acknowledges receipt of a copy of the Plan and understands that all rights and obligations connected with this Option are set forth in this Agreement and in the Plan.

7. Limitation on Company’s Liability for Nonissuance. The Company agrees to use its reasonable best efforts to obtain from any applicable regulatory agency such authority or approval as may be required in order to issue and sell the Shares to the Optionee pursuant to this Option. Inability of the Company to obtain, from any such regulatory agency, authority or approval deemed by the Company’s counsel to be necessary for the lawful issuance and sale of the Shares hereunder and under the Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such Shares as to which such requisite authority or approval shall not have been obtained.

8. Adjustments Upon Changes in Capital Structure. In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend or other change in the capital structure of the Company, then appropriate adjustment shall be made by the Administrator to the number of Shares subject to the unexercised portion of this Option and to the Exercise Price per share, in order to preserve, as nearly as practical, but not to increase, the benefits of the Optionee under this Option, in accordance with the provisions of Section 4.3 of the Plan.

9. Change in Control. In the event of a Change in Control of the Company, if the Change in Control is not approved by a majority of the Continuing Directors (as defined below), the Administrator shall cause written notice of the proposed transaction to be given to Optionee not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction and, concurrent with the effective date of the proposed transaction, this Option shall be accelerated and concurrent with such date Optionee shall have the right to exercise this Option in respect to any or all Shares which have not previously been exercised. If, within 180 days of a Change in Control (regardless of its approval or non-approval by the Continuing Directors), Optionee’s status as an employee is terminated by the Company or its successor other than for Cause, or Optionee voluntarily resigns following a Constructive Termination, then this Option, to the extent not previously accelerated, shall be accelerated and become fully vested, and concurrent with the date of such termination Optionee shall have the right to exercise this Option in respect to any Shares not previously exercised. Additionally, upon a Change in Control the Administrator in its discretion may, at any time after the effective date of this Option, or at any time thereafter (regardless of its acceleration or non-acceleration), take one or more of the following actions: (A) provide for the purchase of this Option for an amount of cash or other property that could have been received upon the exercise of this Option, (B) adjust the terms of this Option in a manner determined by the Administrator to reflect the Change in Control, (C) cause this Option to be continued or assumed, or new rights substituted therefor, by the surviving or another entity, through the continuance of the Plan and the continuation or assumption of all outstanding Options, or the substitution for such Options of new options of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and Exercise Prices, in which event the Plan and such Options, or the new options substituted therefor, shall continue in the manner and under the terms so provided or (D) make such other provision as the Administrator may consider equitable. In the event of a Change of Control in which the Options are not continued, assumed or substituted therefor by the surviving or another entity, regardless of whether such Change in Control is approved by a majority of the Continuing Directors, the Options shall be accelerated and fully exercisable upon the effective date of the Change in Control and the Administrator shall cause written notice of the proposed transaction to be given to all Participants not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

For purposes of this Section 9, the following terms shall have the meanings set forth below:

(a) “Cause” means, with respect to a Optionee’s Continuous Service, the termination by the Company of such Continuous Service for any of the following reasons: (i) The continued, unreasonable refusal or omission by the Optionee to perform any material duties required of him by the Company if such duties are consistent with duties customary for the position held with the Company; (ii) Any material act or omission by the Optionee involving malfeasance or gross negligence in the performance of Optionee’s duties to, or material deviation from any of the policies or directives of, the Company; (iii) Conduct on the part of Optionee which constitutes the breach of any statutory or common law duty of loyalty to the Company; including the unauthorized disclosure of material confidential information or trade secrets of the Company; or (iv) any illegal act by Optionee which materially and adversely affects the business of the Company or any felony committed by Optionee, as evidenced by conviction thereof, provided that the Company may suspend Optionee with pay while any allegation of such illegal or felonious act is investigated. In the event that the Optionee is a party to an employment agreement or other similar agreement with the Company or any Affiliate that defines a termination on account of “Cause” (or a term having similar meaning), such definition shall apply as the definition of a termination on account of “Cause” for purposes hereof, but only to the extent that such definition provides the Optionee with greater rights. A termination on account of Cause shall be communicated by written notice to the Optionee, and shall be deemed to occur on the date such notice is delivered to the Optionee.

(b) “Constructive Termination” shall mean a termination of employment by Optionee within sixty (60) days following the occurrence of any one or more of the following events without the Optionee’s written consent (i) any reduction in position, title, overall responsibilities, level of authority, level of reporting, base compensation, annual incentive compensation opportunity, aggregate employee benefits or (ii) a request that Optionee’s location of employment be relocated by more than fifty (50) miles. In the event that the Optionee is a party to an employment agreement or other similar agreement with the Company or any Affiliate (or a successor entity) that defines a termination on account of “Constructive Termination,” “Good Reason” or “Breach of Agreement” (or a term having a similar meaning), such definition shall apply as the definition of “Constructive Termination” for purposes hereof in lieu of the foregoing, but only to the extent that such definition provides the Optionee with greater rights. A Constructive Termination shall be communicated by written notice to the Committee, and shall be deemed to occur on the date such notice is delivered to the Committee, unless the circumstances giving rise to the Constructive Termination are cured within five (5) days of such notice.

(c) “Continuing Director” means any member of the Board of Directors of the Company who was a member of the Board prior to the adoption of the Plan, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors.

10. No Employment Contract Created. Neither the granting of this Option nor the exercise hereof shall be construed as granting to the Optionee any right with respect to continuance of employment by, or other service provider relationship with, the Company or any of its subsidiaries. The right of the Company or any of its subsidiaries to terminate at will the Optionee’s employment at any time (whether by dismissal, discharge or otherwise), with or without cause, is specifically reserved.

11. Rights as Shareholder. The Optionee (or transferee of this option by will or by the laws of descent and distribution) shall have no rights as a shareholder with respect to any Shares covered by this Option until the date of the issuance of a stock certificate or certificates to him or her for such Shares, notwithstanding the exercise of this Option.

12. “Market Stand-Off” Agreement. Optionee agrees that, if requested by the Company or the managing underwriter of any proposed public offering of the Company’s securities (including any acquisition transaction where Company securities will be used as all or part of the purchase price), Optionee will not sell or otherwise transfer or dispose of any Shares held by Optionee without the prior written consent of the Company or such underwriter, as the case may be, during such period of time, not to exceed 180 days following the effective date of the registration statement filed by the Company with respect to such offering, as the Company or the underwriter may specify.

13. Interpretation. This Option is granted pursuant to the terms of the Plan, and shall in all respects be interpreted in accordance therewith. The Administrator shall interpret and construe this Option and the Plan, and any action, decision, interpretation or determination made in good faith by the Administrator shall be final and binding on the Company and the Optionee. As used in this Agreement, the term “Administrator” shall refer to the committee of the Board of Directors of the Company appointed to administer the Plan, and if no such committee has been appointed, the term Administrator shall mean the Board of Directors.

14. Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered personally or three (3) days after being deposited in the United States mail, as certified or registered mail, with postage prepaid, and addressed, if to the Company, at its principal place of business, Attention: the Chief Financial Officer, and if to the Optionee, at his or her most recent address as shown in the employment or stock records of the Company.

15. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of California without reference to choice of law principles, as to all matters, including, but not limited to, matters of validity, construction, effect or performance.

16. Severability. Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.

17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

POWERWAVE TECHNOLOGIES, INC.	“OPTIONEE”

By:
(Signature)

Its:
(Type or Print Name)